                                                              EXHIBIT (8)(d)(ii)

                                FIRST AMENDMENT
                                       TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                    THE UNITED STATES LIFE INSURANCE COMPANY
                            IN THE CITY OF NEW YORK,
                   AMERICAN GENERAL SECURITIES INCORPORATED,
                 AMERICAN GENERAL SERIES PORTFOLIO COMPANY AND
                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of October 1, 2000, amends the Participation Agreement dated as of July 1, 1999 (the "Agreement"), among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (the "Company"), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B of the Agreement (the "Account"), AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), AMERICAN GENERAL SERIES PORTFOLIO COMPANY (the "Fund"), and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the "Adviser"), collectively, the "Parties." All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

WHEREAS, from time to time, the Company will offer new Variable Insurance Products which are not covered under the Agreement, but for which the Fund will act as an investment vehicle for the Company's Accounts; and

WHEREAS, from time to time, the Fund will make additional Portfolios available to the Accounts of the Company; and

WHEREAS, the parties now desire to amend the Agreement to reflect, among other things, (i) the new Variable Insurance Products for which the Fund will act as an investment vehicle for the Accounts, and (ii) the additional Portfolios of the Fund, which will act as investment vehicles for such Accounts;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended.

2. Schedule A to the Agreement, a revised copy of which is attached hereto, is hereby amended.

3. The Parties acknowledge that from time to time the Company will introduce new Variable Insurance Products for which the Fund will act as an investment vehicle for certain of the Company's Accounts. In this regard, the Parties agree that the Company may, upon written notice to the other Parties, add such new Variable Insurance Products and Separate Accounts of the Company to Schedule B of the Agreement, and thereby amend Schedule B of the Agreement.

4. The Parties acknowledge that from time to time that additional Portfolios of the Fund will be made available to act as investment vehicles for the Accounts. In this regard, the Parties agree
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   that the Fund may, upon written notice to the other Parties, add such new
   Portfolios to Schedule A of the Agreement, and thereby amend Schedule A of the Agreement.

5. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

  THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.


     By:
        ------------------------------
        Name:
        Title:

  AMERICAN GENERAL SECURITIES INCORPORATED


     By:
        ------------------------------
        Name:
        Title:

  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY


     By:
        ------------------------------
        Name:
        Title:

  AMERICAN GENERAL SERIES PORTFOLIO COMPANY


     By:
        ------------------------------
        Name:
        Title:
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                                   SCHEDULE A

                            (AS OF OCTOBER 1, 2000)

            PORTFOLIOS OF AMERICAN GENERAL SERIES PORTFOLIO COMPANY
                           AVAILABLE FOR PURCHASE BY
                    THE UNITED STATES LIFE INSURANCE COMPANY
                            IN THE CITY OF NEW YORK
                              UNDER THIS AGREEMENT

FUND NAME                     SEPARATE ACCOUNT
---------                     ----------------

Money Market Fund             The United State Life Insurance Company
                               In the City of New York
                               Separate Account USL VA-R
                               Established: August 8, 1997


International Equities Fund   The United States Life Insurance Company
MidCap Index Fund              In the City of New York
Money Market Fund              Separate Account USL VL-R
Nasdaq-100 Index Fund          Established: August 8, 1997
Science & Technology Fund
Small Cap Index Fund
Stock Index Fund
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                                   SCHEDULE B

                        SEPARATE ACCOUNTS AND CONTRACTS+

                            (AS OF OCTOBER 1, 2000)

NAME OF SEPARATE ACCOUNT AND                           FORM NUMBERS AND NAMES OF CONTRACTS FUNDED BY
DATE ESTABLISHED BY BOARD OF DIRECTORS                 SEPARATE ACCOUNT
--------------------------------------                 ----------------------------------------------
                                                        Form No:
The United States Life Insurance Company in             98505N
The City of New York
Separate Account USL VA-R
                                                        Name of Contract:
Established: August 8, 1997                             Select Reserve/SM/ Flexible Payment Variable and Fixed
                                                        Individual Deferred Annuity

The United States Life Insurance Company in             Form No:
The City of New York                                    97600N
Separate Account USL VL-R
Established: August 8, 1997                             Name of Contract:
                                                        Platinum Investor Flexible Premium Variable Life
                                                        Insurance Policies

                                                        Form No:
                                                        99206N

                                                        Name of Contract:
                                                        Platinum Investor Survivor Last Survivor Flexible Premium
                                                        Variable Life Insurance Policies


+ The parties hereto agree that this Schedule B may be revised and replaced as necessary to accurately reflect the Separate Accounts and Contracts covered under this Agreement.